Exhibit 99.1

Financial Contact: Patton Hofer Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q3 2023 Financial Results, Provides Outlook for Q4 2023
and Announces Completion of the Acquisition of Cornell Dubilier

Q3 Diluted EPS at High-End of Guided Range; Q3 Non-GAAP Diluted EPS Above High-End of Guided Range
Q3 Cash from Operations Above High-End of Guided Range

ITASCA, Ill., November 2, 2023 - Knowles Corporation (NYSE: KN) ("Knowles" the "Company"), a leading global supplier of high performance components and solutions, including capacitors and radio frequency (“RF”) filters, advanced medtech microphones and balanced armature speakers, and MEMS microphones for the consumer electronics market, today announced results for the quarter ended September 30, 2023.

"Knowles delivered third quarter results above our gross margin, Non-GAAP Diluted EPS and cash from operations guidance" commented Chief Executive Officer Jeffrey Niew. "Our MedTech & Specialty Audio ("MSA") segment revenues grew 20% versus the prior year as demand has returned to more normalized levels. For Precision Devices ("PD"), revenues continue to be challenged by demand weakness associated with excess channel inventory, however ordering trends have improved. In Consumer MEMS Microphones ("CMM"), Q3 revenues returned to year over year growth. While 2023 has been a challenging year, I am encouraged by the strength of our MSA business, the positive ordering trends in PD, and our team’s ability to generate strong cash flows.”

Mr. Niew continued, "We are pleased to announce the completion of the Cornell Dubilier ("CD") acquisition, and extend a warm welcome to our new partners. This strategic acquisition significantly expands Knowles’ serviceable available market and aligns with key growth tailwinds, including increasing defense budgets, medtech and critical care application growth, as well as industrial electrification and implementation of next generation fast charging architectures. As we enter the next phase of our transformation to an industrial technology company, I am confident these actions will enhance our ability to grow, innovate and deliver greater value to our shareholders.”

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q3-23	Q2-23	Q3-22
Revenues	$175.1	$173.0	$178.2
Gross profit	$77.5	$73.7	$40.0
(as a % of revenues)	44.3%	42.6%	22.4%
Non-GAAP gross profit	$78.1	$72.7	$68.6
(as a % of revenues)	44.6%	42.0%	38.5%
Diluted earnings per share*	$0.18	$0.15	$0.03
Non-GAAP diluted earnings per share	$0.31	$0.23	$0.25
Net cash provided by operating activities	$39.9	$0.5	$19.1
* Current period results include $0.06 per share in stock-based compensation expense, $0.03 per share in intangibles amortization expense, $0.03 per share in acquisition-related costs, and $0.01 per share in restructuring charges.

Fourth Quarter 2023 Outlook
The forward looking guidance for the quarter ending December 31, 2023 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$210.0 to $220.0 million	—	$210.0 to $220.0 million
Diluted earnings per share	$0.17 to $0.21	$0.10	$0.27 to $0.31
Net cash provided by operating activities	$40.0 to $50.0 million	—	$40.0 to $50.0 million

Q4 2023 GAAP results are expected to include approximately $0.06 per share in stock-based compensation expense, $0.03 per share in intangibles amortization expense, and $0.01 per share in restructuring charges excluded from Non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

A conference call replay will be available after 7:00 p.m. Central time on November 2 through 11:59 p.m. Central time on November 9 at (800) 770-2030 (Toll-Free Dial-In); (647) 362-9199 (Toll Dial-In). The conference ID is 8736083. A webcast replay will also be accessible via the Knowles website at http://investor.knowles.com for a limited time.

About Knowles
Knowles is a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and RF products, serving the consumer electronics, medtech, defense, electric vehicle, industrial, and communications markets. Knowles uses its leading position in SiSonic™ micro-electro-mechanical systems ("MEMS") microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience across consumer applications. Knowles is also a leader in hearing health acoustics, high performance capacitors, and RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables it to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release, including those statements related to our expectations regarding the acquisition of Cornell Dubilier, are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, particularly our top five customers, who represent a significant portion of revenues for our Consumer MEMS Microphone segment; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - THIRD QUARTER 2023

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenues	$175.1	$173.0	$178.2
Cost of goods sold	102.7	105.8	110.1
Gain on sale of fixed assets	(5.2)	(4.8)	—
Restructuring charges - cost of goods sold	0.1	(1.7)	28.1
Gross profit	77.5	73.7	40.0
Research and development expenses	19.8	19.7	19.3
Selling and administrative expenses	34.6	36.5	32.6
Restructuring charges	1.5	0.6	2.7
Operating expenses	55.9	56.8	54.6
Operating earnings (loss)	21.6	16.9	(14.6)
Interest expense, net	0.6	0.8	1.1
Other income, net	(0.5)	(1.3)	(2.1)
Earnings (loss) before income taxes	21.5	17.4	(13.6)
Provision for (benefit from) income taxes	4.9	3.8	(16.3)
Net earnings	$16.6	$13.6	$2.7

Net earnings per share:
Basic	$0.18	$0.15	$0.03
Diluted	$0.18	$0.15	$0.03

Weighted-average common shares outstanding:
Basic	90.8	91.4	91.4
Diluted	91.4	91.8	92.0

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Revenues	$492.4	$567.6
Cost of goods sold	298.9	338.5
Gain on sale of fixed assets	(10.0)	—
Restructuring charges - cost of goods sold	(1.5)	28.1
Gross profit	205.0	201.0
Research and development expenses	59.5	63.7
Selling and administrative expenses	104.9	95.6
Impairment charges	—	239.8
Restructuring charges	3.1	9.8
Operating expenses	167.5	408.9
Operating earnings (loss)	37.5	(207.9)
Interest expense, net	2.2	2.7
Other expense (income), net	0.5	(0.9)
Earnings (loss) before income taxes	34.8	(209.7)
Provision for income taxes	9.8	12.4
Net earnings (loss)	$25.0	$(222.1)

Net earnings (loss) per share:
Basic	$0.27	$(2.42)
Diluted	$0.27	$(2.42)

Weighted-average common shares outstanding:
Basic	91.2	91.9
Diluted	91.9	91.9

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Gross profit	$77.5	$73.7	$40.0	$205.0	$201.0
Gross profit as % of revenues	44.3%	42.6%	22.4%	41.6%	35.4%
Stock-based compensation expense	0.5	0.7	0.5	1.7	1.4
Restructuring charges	0.1	(1.7)	28.1	(1.5)	28.1
Non-GAAP gross profit	$78.1	$72.7	$68.6	$205.2	$230.5
Non-GAAP gross profit as % of revenues	44.6%	42.0%	38.5%	41.7%	40.6%
Research and development expenses	$19.8	$19.7	$19.3	$59.5	$63.7
Stock-based compensation expense	(1.1)	(1.8)	(1.2)	(4.6)	(4.2)
Intangibles amortization expense	(1.6)	(1.6)	(1.6)	(4.8)	(4.8)
Other (2)	(0.1)	(0.1)	—	(0.2)	(0.2)
Non-GAAP research and development expenses	$17.0	$16.2	$16.5	$49.9	$54.5
Selling and administrative expenses	$34.6	$36.5	$32.6	$104.9	$95.6
Stock-based compensation expense	(5.3)	(4.6)	(5.1)	(15.5)	(16.0)
Intangibles amortization expense	(1.4)	(1.3)	(1.5)	(4.0)	(4.4)
Acquisition-related costs (3)	(3.0)	—	—	(3.0)	—
Other (2)	(0.1)	(0.5)	—	(0.2)	(0.1)
Non-GAAP selling and administrative expenses	$24.8	$30.1	$26.0	$82.2	$75.1
Operating expenses	$55.9	$56.8	$54.6	$167.5	$408.9
Stock-based compensation expense	(6.4)	(6.4)	(6.3)	(20.1)	(20.2)
Intangibles amortization expense	(3.0)	(2.9)	(3.1)	(8.8)	(9.2)
Impairment charges	—	—	—	—	(239.8)
Restructuring charges	(1.5)	(0.6)	(2.7)	(3.1)	(9.8)
Acquisition-related costs (3)	(3.0)	—	—	(3.0)	—
Other (2)	(0.2)	(0.6)	—	(0.4)	(0.3)
Non-GAAP operating expenses	$41.8	$46.3	$42.5	$132.1	$129.6
Net earnings (loss)	$16.6	$13.6	$2.7	$25.0	$(222.1)
Interest expense, net	0.6	0.8	1.1	2.2	2.7
Provision for (benefit from) income taxes	4.9	3.8	(16.3)	9.8	12.4
Earnings (loss) before interest and income taxes	22.1	18.2	(12.5)	37.0	(207.0)
Earnings (loss) before interest and income taxes as % of revenues	12.6%	10.5%	(7.0)%	7.5%	(36.5)%
Stock-based compensation expense	6.9	7.1	6.8	21.8	21.6
Intangibles amortization expense	3.0	2.9	3.1	8.8	9.2
Impairment charges	—	—	—	—	239.8
Restructuring charges	1.6	(1.1)	30.8	1.6	37.9
Acquisition-related costs (3)	3.0	—	—	3.0	—
Other (2)	0.2	0.6	—	0.4	3.7
Adjusted earnings before interest and income taxes	$36.8	$27.7	$28.2	$72.6	$105.2
Adjusted earnings before interest and income taxes as % of revenues	21.0%	16.0%	15.8%	14.7%	18.5%
Net earnings (loss)	$16.6	$13.6	$2.7	$25.0	$(222.1)
Interest expense, net	0.6	0.8	1.1	2.2	2.7
Provision for (benefit from) income taxes	4.9	3.8	(16.3)	9.8	12.4
Earnings (loss) before interest and income taxes	22.1	18.2	(12.5)	37.0	(207.0)
Non-GAAP reconciling adjustments (5)	14.7	9.5	40.7	35.6	312.2
Depreciation expense	7.6	8.2	9.8	25.0	32.5
Adjusted earnings before interest, income taxes, depreciation, and amortization ("EBITDA")	$44.4	$35.9	$38.0	$97.6	$137.7
Adjusted EBITDA as a % of revenues	25.4%	20.8%	21.3%	19.8%	24.3%

	Quarter Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Provision for (benefit from) income taxes	$4.9	$3.8	$(16.3)	$9.8	$12.4
Income tax effects of non-GAAP reconciling adjustments (4)	2.0	1.2	20.1	4.3	1.5
Non-GAAP provision for income taxes	$6.9	$5.0	$3.8	$14.1	$13.9

Net earnings (loss)	$16.6	$13.6	$2.7	$25.0	$(222.1)
Non-GAAP reconciling adjustments (5)	14.7	9.5	40.7	35.6	312.2
Income tax effects of non-GAAP reconciling adjustments (4)	2.0	1.2	20.1	4.3	1.5
Non-GAAP net earnings	$29.3	$21.9	$23.3	$56.3	$88.6

Diluted earnings (loss) per share	$0.18	$0.15	$0.03	$0.27	$(2.42)
Earnings per share non-GAAP reconciling adjustment	0.13	0.08	0.22	0.33	3.35
Non-GAAP diluted earnings per share	$0.31	$0.23	$0.25	$0.60	$0.93

Diluted average shares outstanding	91.4	91.8	92.0	91.9	91.9
Non-GAAP adjustment (6)	2.6	3.1	2.2	2.5	3.2
Non-GAAP diluted average shares outstanding (6)	94.0	94.9	94.2	94.4	95.1
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    In 2023, Other expenses include non-recurring professional service fees related to an evaluation of a reorganization. In addition, Other expenses include the ongoing net lease cost (income) related to facilities not used in operations. In 2022, Other expenses represent an adjustment to pre-spin-off pension obligations of $3.4 million, which was recorded during the second quarter of 2022 in Other expense (income), net line on the Consolidated Statements of Earnings, and the ongoing net lease cost related to facilities not used in operations.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment.
(4)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(5)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) before interest and income taxes to Adjusted earnings before interest and income taxes.
(6)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$75.1	$48.2
Receivables, net of allowances of $0.4 and $1.1	119.0	134.7
Inventories, net	184.1	169.5
Prepaid and other current assets	9.6	10.0
Total current assets	387.8	362.4
Property, plant, and equipment, net	144.6	161.8
Goodwill	471.0	471.0
Intangible assets, net	78.3	85.1
Operating lease right-of-use assets	10.7	12.6
Other assets and deferred charges	89.8	91.0
Total assets	$1,182.2	$1,183.9

Current liabilities:
Accounts payable	$52.3	$41.4
Accrued compensation and employee benefits	26.9	26.9
Operating lease liabilities	4.7	8.4
Other accrued expenses	22.8	19.9
Federal and other taxes on income	0.3	2.5
Total current liabilities	107.0	99.1
Long-term debt	45.0	45.0
Deferred income taxes	0.9	0.9
Long-term operating lease liabilities	6.2	7.2
Other liabilities	29.8	38.8
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 97,240,535 and 90,257,146 shares issued and outstanding at September 30, 2023, respectively, and 96,431,604 and 91,078,376 shares issued and outstanding at December 31, 2022, respectively	1.0	1.0
Treasury stock - at cost; 6,983,389 and 5,353,228 shares at September 30, 2023 and December 31, 2022, respectively	(130.8)	(103.3)
Additional paid-in capital	1,682.7	1,665.5
Accumulated deficit	(423.2)	(448.2)
Accumulated other comprehensive loss	(136.4)	(122.1)
Total stockholders' equity	993.3	992.9
Total liabilities and stockholders' equity	$1,182.2	$1,183.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net earnings (loss)	$25.0	$(222.1)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Depreciation and amortization	33.8	41.7
Stock-based compensation	21.8	21.6
Deferred income taxes	1.6	(2.0)
Non-cash interest expense and amortization of debt issuance costs	0.6	0.5
(Gain) loss on sale or disposal of fixed assets	(10.0)	0.2
Non-cash restructuring charges	(1.8)	8.9
Impairment charges	—	239.8
Other, net	(2.4)	(7.4)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	15.5	16.8
Inventories, net	(19.0)	(50.3)
Prepaid and other current assets	(0.8)	(1.5)
Accounts payable	11.3	(24.6)
Accrued compensation and employee benefits	0.3	(16.7)
Other accrued expenses	(2.7)	5.8
Accrued taxes	(2.3)	9.0
Other non-current assets and non-current liabilities	(8.6)	19.8
Net cash provided by operating activities	62.3	39.5

Investing Activities
Proceeds from the sale of property, plant, and equipment	12.4	—
Capital expenditures	(11.8)	(24.7)
Acquisition of asset	(0.3)	—
Acquisition of business (net of cash acquired)	—	(0.7)
Purchase of investments	(0.4)	—
Proceeds from the sale of investments	0.4	—
Net cash provided by (used in) investing activities	0.3	(25.4)

Financing Activities
Payments under revolving credit facility	—	(15.0)
Borrowings under revolving credit facility	—	23.0
Repurchase of common stock	(27.5)	(44.0)
Tax on stock option exercises and restricted and performance stock unit vesting	(6.2)	(6.3)
Payments of debt issuance costs	(1.9)	—
Payments of finance lease obligations	(1.3)	(4.2)
Proceeds from exercise of stock options	1.6	6.4
Net cash used in financing activities	(35.3)	(40.1)

Effect of exchange rate changes on cash and cash equivalents	(0.4)	(1.4)

Net increase (decrease) in cash and cash equivalents	26.9	(27.4)
Cash and cash equivalents at beginning of period	48.2	68.9
Cash and cash equivalents at end of period	$75.1	$41.5

Supplemental information - cash paid for:
Income taxes	$9.0	$3.9
Interest	$2.8	$2.4